UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

PSYCHEMEDICS CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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THESE SUPPLEMENTAL PROXY MATERIALS PROVIDE ADDITIONAL INFORMATION REGARDING OUR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON THURSDAY, MAY 14, 2020.

The following Notice of Change of Location relates to the 2020 proxy statement (the “Proxy Statement”) of Psychemedics Corporation (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) on March 27, 2020 and subsequently mailed or made available to the Company’s stockholders in connection with the solicitation of proxies by the Company’s Board of Directors for use at the Company’s Annual Meeting of Stockholders to be held on Thursday, May 14, 2020. These supplemental proxy materials are being filed with the SEC and made available to stockholders on April 28, 2020.

THIS NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT

NOTICE OF CHANGE OF LOCATION

OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 14, 2020

To Our Stockholders:

In response to continued public health concerns about in-person gatherings given the COVID-19 outbreak, NOTICE IS HEREBY GIVEN that the location of the Annual Meeting of Stockholders of Psychemedics Corporation has been changed. As previously announced, the Annual Meeting will be held on Thursday, May 14, 2020 at 2:00 P.M. Eastern Time. However, the Annual Meeting will no longer be held at 50 Park Plaza, Boston, Massachusetts, but rather will be held in a virtual-only format via the internet, with voting at the meeting to be done either by proxy or via telephone. You will not be able to attend the Annual Meeting in person.

As described in the proxy materials for the Annual Meeting previously distributed, you are eligible to vote at the Annual Meeting if you were a stockholder of record as of the close of business on March 17, 2020, the record date, or if you hold a legal proxy for the meeting provided by your bank, broker or nominee. To be admitted to the Annual Meeting, go to www.psychemedics.com/proxy for further information for how to register for attendance and for how to vote at the meeting.

The proxy card included with the materials previously distributed will not be updated to reflect the change in format and may continue to be used to vote your shares in connection with the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please vote and submit your proxy in advance of the meeting using one of the methods described in the proxy materials.

On behalf of our Board of Directors, thank you for your continued support.

By Order of the Board of Directors,

April 28, 2020

Neil L. Lerner

Vice President – Finance, and Assistant Secretary

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on May 14, 2020

The Annual Meeting on May 14, 2020 at 2:00 p.m. Eastern Time will be accessible at www.psychemdics.com/proxy. Our proxy statement and Annual Report may be accessed at www.psychemdics.com/proxy.